UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported):  February 4, 2008

Travelzoo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50171 (Commission File Number)	36-4415727 (I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor, New York, New York 10022

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 484-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2008, Travelzoo Inc. (the “Company”) entered into an Agreement of Lease (the “Lease”) between 590 Madison Avenue, LLC, as landlord (the “Landlord”) and the Company, as tenant for the lease of a portion of the premises on the 37th floor of 590 Madison Avenue, New York, New York, effective as of February 1, 2008. The Company will lease approximately 10,612 square feet from the Landlord, which premises will comprise the Company’s headquarters. The term of the Lease will expire on January 31, 2014 and the aggregate base rent payable under the Lease is approximately $10 million.

A copy of the Lease is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the Lease contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC. (Registrant)

Date: February 7, 2008	By:	/s/ Wayne Lee
Wayne Lee Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Agreement of Lease between 590 Madison Avenue, LLC and Travelzoo Inc.